EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-53562 of Comdial Corporation on Form S-8 of our report dated January 29, 1999, appearing in this Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
Richmond, Virginia
March 24, 1999




                                      152